Exhibit 10.29

AMENDMENT NO. 1

TO ZIX CORPORATION EMPLOYEE STOCK OPTION AGREEMENT

This Amendment No. 1 (this “Amendment”) is entered into as of January 18, 2016, between Richard Spurr (the “Optionee”) and Zix Corporation, a Texas corporation (the “Company”).  Reference is made to that certain Zix Corporation Employee Stock Option Agreement, effective as of July 26, 2012, between the Optionee and the Company (the “Option Agreement”).

1. Amendments.

a. Section 3.1 of the Option Agreement is hereby deleted and replaced with the following:

“3.1 Termination of Continuous Service or Departure of Director Other Than for “Cause”

This Option terminates on the later of (i) one year after Optionee’s Continuous Service terminates due to death, “Disability,” “Resignation,” “Retirement” or termination by the Company other than for “Cause” and (ii) one year after Optionee ceases to be a member of the Board.”

b. Section 3.2 of the Option Agreement is hereby deleted and replaced with the following:

“3.2 Termination of Continuous Service or Removal of Director for “Cause”

This Option (whether vested or unvested) terminates immediately and automatically (i) upon the Company or any Subsidiary terminating the Continuous Service of Optionee for “Cause” or (ii) if Optionee is removed from the Board for “Cause”.”

2. Governing Law. This Amendment is governed by and will be construed, interpreted and enforced in accordance with, the laws of the State of Texas (excluding its conflict of law rules) and applicable federal law.

3. Counterparts. This Amendment may be executed in any number of counterparts, all of which shall constitute one and the same agreement, and any party hereto may execute this Amendment by signing and delivering one or more counterparts. Delivery of an executed counterpart of this Amendment electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Amendment.

4. No Other Changes. Other than as provided in this Amendment, the Option Agreement is and shall remain in full force and effect.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the dates set forth below, to be effective as of the latest date set forth below.

ZIX CORPORATION

By:	/s/ Justin Ferguson
Justin Ferguson,
Vice President and General Counsel

Date:	January 18, 2016

/s/ Richard Spurr
Richard Spurr

Date:	1/18/2016